Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Waitr Holdings Inc. of our report dated March 4, 2019, relating to the consolidated financial statements of Bitesquad.com, LLC and Subsidiaries, appearing in the Current Report on Form 8-K, filed by Waitr Holdings Inc. as of April 4, 2019.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Minneapolis, Minnesota
April 4, 2019